Filed Pursuant to Rule 424(b)(3)
Registration No. 333-290108

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 2, 2026)

ImageneBio, Inc.

2,508,337 Shares of Common Stock

This prospectus supplement supplements the prospectus dated April 2, 2026 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-290108), as amended. This prospectus supplement is being filed to update and supplement the information in the Prospectus with certain information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 13, 2026 (the “Current Report”). Accordingly, we have attached the Current Report in relevant part to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the proposed offer and resale or other disposition from time to time by the selling stockholders identified in this prospectus of 2,508,337 shares of common stock, par value $0.001 per share, (the “Common Stock”) of ImageneBio, Inc.

Our Common Stock is listed on the Nasdaq Capital Market under the ticker symbol “IMA.” On April 10, 2026, the last reported sales price of our Common Stock was $4.74 per share.

This prospectus supplement should be read in conjunction with the Prospectus, including any amendments or supplements to it, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the Prospectus, including any amendments or supplements thereto, except to the extent that the information provided by this prospectus supplement supersedes information contained in the Prospectus.

This prospectus supplement is not complete without, and may not be delivered or used except in conjunction with, the Prospectus, including any amendments or supplements to it.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 6 of the Prospectus, and under similar headings in any amendments or supplements to the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 13, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2026

IMAGENEBIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40287	81-1697316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12526 High Bluff Drive, Suite 345
San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 345-6265

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IMA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 12, 2026, ImageneBio, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Investors”), pursuant to which the Company agreed to sell and issue pre-funded warrants to purchase shares of the Company’s voting common stock, par value $0.001 (“Common Stock” and the shares subject to the pre-funded warrants, the “Warrant Shares”), in a private placement transaction (the “Private Placement”).

The closing of the Private Placement is anticipated to occur on or about April 14, 2026 (the “Closing”), subject to customary closing conditions. At the Closing, the Company has agreed to issue and sell pre-funded warrants to purchase up to 5,770,335 Warrant Shares at a purchase price of $5.199 per Warrant Share to the Investors for gross proceeds to the Company of approximately $30 million pursuant to the Purchase Agreement.

The pre-funded warrant will have an exercise price of $0.001 per Warrant Share, subject to customary adjustments, and will be exercisable at any time after original issuance and will not expire until exercised in full. The pre-funded warrant will also be exercisable on a net exercise “cashless” basis. The pre-funded warrant may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation, not to exceed 19.99%.

The Purchase Agreement contains customary representations, warranties and covenants that were made solely for the benefit of the parties to the Purchase Agreement. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transaction and not to provide investors with any other factual information regarding the Company. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Registration Rights Agreement

In connection with the Private Placement, the Company has agreed to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors at the Closing, pursuant to which the Company will agree to prepare and file, within three business days following August 1, 2026, subject to certain allowable delays, a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) to register for resale the Warrant Shares issuable upon the exercise of the pre-funded warrants that were issued and sold under the Purchase Agreement, and generally to cause the applicable registration statement to promptly become effective. Certain cash penalties will apply to the Company in the event of registration failures, as described in the Registration Rights Agreement.

The foregoing summaries of the Purchase Agreement, the pre-funded warrant and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement, the form of pre-funded warrant and the Registration Rights Agreement, which are filed with this report as Exhibits 10.1, 4.1 and 4.2, respectively.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure regarding the securities to be sold and issued under the Purchase Agreement set forth under Item 1.01 of this report is incorporated by reference under this Item 3.02. The Company expects to use the net proceeds from the Closing of the Private Placement, together with the Company’s existing cash and cash equivalents, to support late-phase development readiness in atopic dermatitis, expand development of IMG-007 into additional indications, including alopecia areata.

The securities described above under Item 1.01 have not been registered under the Securities Act of 1933, as amended (“Securities Act”), or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof. The Investors provided representations appropriate for a private placement of securities. Restrictive legends will be affixed to the securities issued in the Private Placement.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this report include, but are not limited to, statements regarding the timing and completion of the proposed Private Placement, the Company’s expected use of the net proceeds from the Private Placement, and other statements that are not historical facts. These statements are based on the Company’s current plans, objectives, estimates, expectations and intentions, are not guarantees of future performance and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, but are not limited to, risks and uncertainties related to market conditions; volatility in the trading price of the Company’s common stock; the Company’s ability to initiate or progress clinical trials on the anticipated timelines, if at all; the potential for results from clinical trials to differ from nonclinical, early clinical, preliminary or expected results; reliance on the clinical results from third-party product candidates and/or approved drugs to support advancement and the potential of the Company’s product candidates; implementation of the Company’s strategic plans for its business and product candidates; the sufficiency of the Company’s capital resources and need for additional capital to achieve its goals; and other risks and uncertainties described more fully under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 10, 2026, as supplemented by the Company’s subsequent periodic filings. Forward-looking statements contained in this report are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

/Exhibit Number	Description

4.1	Form of Pre-Funded Warrant to Purchase Common Stock

4.2#	Form of Registration Rights Agreement

10.1#	Securities Purchase Agreement, dated April 12, 2026, by and between the Company and the Investors

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGENEBIO, INC.

Date: April 13, 2026	By:	/s/ Kristin Yarema
Kristin Yarema, Ph.D.
Chief Executive Officer

Exhibit 4.1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).

PRE-FUNDED COMMON STOCK PURCHASE WARRANT

IMAGENEBIO, INC.

Warrant Shares:

Date of Issuance: April [ ], 2026 (such date, the “Issue Date”)

Warrant No.: PF-[ ]

THIS PRE-FUNDED COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [INVESTOR], the registered holder hereof or its permitted assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions set forth herein, at any time on or after the Issue Date, to subscribe for and purchase from ImageneBio, Inc., a Delaware corporation (the “Company”), up to [•] shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). This Warrant has been issued pursuant to the terms of the Securities Purchase Agreement, dated April [•], 2026, between the Company and the purchasers signatory thereto (the “Purchase Agreement”).

Section 1. Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”).

(b) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including any funds, feeder funds or managed accounts, currently, or from time to time after the Issue Date, directly or indirectly managed or advised by the Holder’s investment manager, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage (as defined in Section 2(e)).

(c) “Bloomberg” means Bloomberg Financial Markets.

(d) “Business Day” means any day except any Saturday, any Sunday, any day that is a federal legal holiday in the United States or any day on which banking institutions in the city of New York, New York are authorized or required by law or other governmental action to remain closed.

(e) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(f) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

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(g) “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, for the Trading Market with respect to the Common Stock that is in effect on the date of delivery of an applicable Notice of Exercise, which as of the Issue Date was “T+1.”

(h) “Trading Day” means any day on which the Common Stock is traded on the Trading Market.

(i) “Trading Market” means the principal securities exchange or securities market, including an over-the-counter market, on which the Common Stock is then traded in the United States.

(j) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Trading Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 5(n) with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

Section 2. Exercise.

(a) Exercise of Warrant. Subject to the terms and conditions hereof, the purchase rights represented by this Warrant may be exercised, in whole or in part, at any time or times on or after the Issue Date by delivery (whether via email or otherwise) to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed copy of the Notice of Exercise form annexed hereto (the “Notice of Exercise”) and by payment to the Company of an amount equal to the aggregate Exercise Price of the Warrant Shares thereby purchased by wire transfer (or by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined below)). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. The Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days after the date the Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b) Exercise Price. The aggregate exercise price of this Warrant, except for a nominal exercise price of $0.001 per Warrant Share (subject to adjustment as provided herein), was pre-funded to the Company on or prior to the Issue Date and, consequently, no additional consideration (other than such nominal exercise price) shall be required to be paid by the Holder to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason whatsoever. The remaining unpaid exercise price per Warrant Share shall be $0.001, subject to adjustment as provided herein (the “Exercise Price”).

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(c) Mechanics of Exercise.

(i). Delivery of Warrant Shares Upon Exercise. Certificates for shares purchased hereunder shall be transmitted to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal at Custodian (“DWAC”) system if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrant), and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise no later than the number of Trading Days comprising the Standard Settlement Period after the receipt by the Company of the Notice of Exercise (provided that payment of the Exercise Price (or notification of Cashless Exercise, if applicable) has then been received by the Company) (such date, the “Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised upon proper delivery of the Notice of Exercise and payment of the Exercise Price (or notification of Cashless Exercise). The Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised. The Company shall use commercially reasonable efforts to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

(ii). Delivery of New Warrant Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant.

(iii). Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(c)(i) pursuant to an exercise on or before the Warrant Share Delivery Date (other than a failure caused by incorrect or incomplete information provided by the Holder to the Company), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall promptly, and in any event within two (2) Business Days of receipt of notice from the Holder of the occurrence of a Buy-In, either (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, or (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of this Warrant with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. In connection with the foregoing, the Holder shall provide the Company written notice within three (3) Business Days after the occurrence of a Buy-In, indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Subject to Section 5(i), nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

(iv). No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round (up or down) to the nearest whole share.

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(v). Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

(vi). Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant pursuant to the terms hereof.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may exercise this Warrant, whether in whole or in part, and in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Exercise Price, by effecting a cashless exercise of this Warrant pursuant to which the Holder shall receive upon such cashless exercise the “Net Number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Net Number =  (A x B) - (A x C)

  B

For purposes of the foregoing formula:

A =	the total number of shares of Common Stock with respect to which this Warrant is then being exercised.

B =	the Weighted Average Price of the shares of Common Stock on the date immediately preceding the date of the Notice of Exercise.

C =	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

If Warrant Shares are issued in such a Cashless Exercise, the Company acknowledges and agrees that in accordance with Section 3(a)(9) of the 1933 Act, the Warrant Shares shall take on the characteristics of the Warrant being exercised, and the holding period of the Warrant being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 2(d).

(e) Holder’s Exercise Limitations. Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that immediately prior to or after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of [4.99%][9.99%] (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the other Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 2(e). For purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated

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thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the 1934 Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Notice of Exercise from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 2(e), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written request of the Holder, the Company shall within five (5) Business Days confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage (not in excess of 19.99% of the issued and outstanding shares of Common Stock immediately after giving effect to the issuance of the shares of Common Stock issuable upon exercise of this Warrant if exceeding that limit would result in a change of control under Nasdaq Listing Rule 5635(b) or any successor rule) as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 2(e) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

(a) Subdivision or Combination of Common Stock. If at any time while this Warrant is outstanding the Company subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If at any time while this Warrant is outstanding the Company combines (by combination, reverse stock split or

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otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 3(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if during such time as this Warrant is outstanding the Company grants, issues or sells any rights to purchase stock, warrants, securities or other property, in each case pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, Section 2(e) hereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage).

(c) Pro Rata Distributions. If at any time while this Warrant is outstanding the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to all holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, Section 2(e) hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the applicable portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage).

(d) Fundamental Transaction. Unless earlier exercised, this Warrant shall automatically be deemed fully exercised in accordance with the provisions of Section 2(d) hereof immediately prior to the consummation of a Fundamental Transaction, without regard to any limitations on exercise contained herein, and after the completion of such full exercise, shall be deemed terminated upon the consummation of such Fundamental Transaction. “Fundamental Transaction” means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into another Person in a transaction in which the Company is not the surviving entity or the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, more than 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) sell, assign, transfer, convey or otherwise dispose of all or a majority of the properties or assets of the Company on a consolidated basis to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that results in such Person acquiring more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or similar transaction) with another Person whereby (A) such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination) or (B) any Person or Group is or shall become the beneficial owner (determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder), directly or indirectly, of more than 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

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(e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest whole share, as the case may be. For purposes of this Section 3, any calculation of the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall not include treasury shares, if any. In any case in which this Section 3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, if Holder exercises this Warrant after such record date, the Company may elect to defer, until the occurrence of such event, the issuance of the shares of Common Stock and other capital stock of the Company in excess of the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that in such case the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder’s right to receive such additional shares and/or other capital securities upon the occurrence of the event requiring such adjustment.

Section 4. Transfer of Warrant.

(a) Transferability. Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company (or other designated agent), together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company (or other designated agent), together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issue Date set forth on the first page of this Warrant and shall be identical to this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall initially serve as warrant agent under this Warrant. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is assigned hereunder) from time to time. Upon five (5) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

(a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2, except as set forth in Section 3 hereof.

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(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(d) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant (without regard to any limitations on exercise contained herein). The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issuance thereof (other than taxes in respect of any transfer occurring contemporaneously with such issuance). Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, in each case to avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

(e) Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts of law principles thereof.

(f) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(g) Notices.

(i). Notice Procedures. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via email at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via email on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or by International Federal Express, (d) the third (3rd) Trading Day following the date of mailing if

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sent by first-class registered or certified mail domestic, or (e) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be:

If to the Company:

ImageneBio, Inc.

12526 High Bluff Drive, Suite 345

San Diego, CA 92130

Attention: Kristin Yarema, Ph.D.

Email: kyarema@imagenebio.com

With copy to:

Cooley LLP

10265 Science Center Drive

San Diego, California 92121

Attention: Thomas A. Coll; Asa M. Henin

Email: collta@cooley.com; ahenin@cooley.com

If to the Holder:

To the address or email address set forth in the Warrant Register, or as otherwise provided by the Holder to the Company in accordance with this Section 5(g)(i).

(ii). Adjustment to Exercise Price. Whenever the Exercise Price or number of Warrant Shares is adjusted pursuant to any provision of Section 3, the Company shall promptly provide the Holder a notice setting forth the Exercise Price and number of Warrant Shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(iii). Notice to Allow Exercise by the Holder. After the Issue Date if (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company (which, for the avoidance of doubt, shall not include a license or other agreement granting rights to intellectual property), or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall promptly file such notice with the SEC pursuant to a Current Report on Form 8-K.

(h) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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(i) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate. Notwithstanding the foregoing or anything else herein to the contrary, if the Company is for any reason unable to issue and deliver Warrant Shares upon exercise of this Warrant as required pursuant to the terms hereof, the Company shall have no obligation to pay to the Holder any cash or other consideration or otherwise “net cash settle” this Warrant other than as set forth in Section 2(c)(iii).

(j) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(k) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(l) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(m) Confidentiality. The Holder agrees to keep confidential any proprietary information relating to the Company delivered by the Company hereunder; provided that nothing herein shall prevent the Holder from disclosing such information: (i) to any holder of Warrants or Warrant Shares, (ii) to any Affiliate of any holder of Warrants or Warrant Shares or any actual or potential transferee of the rights or obligations hereunder that agrees to be bound by this Section 5(m), (iii) upon order, subpoena, or other process of any court or administrative agency or otherwise required by law, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (v) which has been publicly disclosed without breach of any obligation to the Company, (vi) which has been obtained from any Person that is not a party hereto or an Affiliate of any such party without any breach of any obligation to the Company, (vii) in connection with the exercise of any remedy, or the resolution of any dispute hereunder, (viii) to the legal counsel or certified public accountants for any holder of Warrants or Warrant Shares, or (ix) as otherwise expressly contemplated by this Warrant. Notwithstanding the foregoing, the Company shall not provide material, non-public information or confidential or proprietary information to the Holder without such Holder’s written consent. If the Company does provide material, non-public information or confidential or proprietary information to the Holder without such Holder’s written consent, the Company shall promptly file such information with the SEC pursuant to a Current Report on Form 8-K and the Holder shall not be subject to any duty of confidentiality contained herein with respect to such information.

(n) Dispute Resolution. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via email within two (2) Business Days of receipt of the Notice of Exercise giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via email (i) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (ii) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The expenses of the investment bank and accountant will be borne by the Company unless the investment bank or accountant determines that the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares by the Holder was incorrect, in which case the expenses of the investment bank and accountant will be borne by the Holder.

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(o) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Pages Follow)

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IN WITNESS WHEREOF, the Company has caused this Pre-Funded Common Stock Purchase Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

IMAGENEBIO, INC.

By:
Name:	Kristin Yarema, Ph.D.
Title:	Chief Executive Officer

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NOTICE OF EXERCISE

TO: IMAGENEBIO, INC.

(1) The undersigned holder of Warrant No. PF-     hereby elects to purchase      Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ Cash Exercise: lawful money of the United States; or

☐ Cashless Exercise: the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2(d), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 2(d).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

(4) By its delivery of this Notice of Exercise, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 2(e) of the Warrant to which this notice relates.

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

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ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [   ] all of or [   ] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

.

Dated:

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever.

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Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April [•], 2026, is entered into by and among ImageneBio, Inc., a Delaware corporation (the “Company”), and the several investors signatory hereto (individually as an “Investor” and collectively together with their respective permitted assigns, the “Investors”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement by and among the parties hereto, dated as of April 12, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

WHEREAS:

A. Upon the terms and subject to the conditions of the Purchase Agreement, the Company has agreed to issue to the Investors, and the Investors have agreed to purchase, severally and not jointly, pre-funded warrants to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock” and the pre-funded warrants, the “Pre-Funded Warrants”). The shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, without giving effect to any limitations on exercise of the Pre-Funded Warrants, and assuming all of the Pre-Funded Warrants are exercised for cash are referred to herein as the “Shares.”

B. To induce the Investors to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1.	DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

(b) “Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the Securities Act, relating to the terms of the offering of any portion of the Registrable Securities.

(c) “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the Securities Act and providing for offering securities on a continuous basis, and the declaration or ordering of effectiveness of such registration statement(s) by the U.S. Securities and Exchange Commission (the “SEC”).

(d) “Registrable Securities” means the Shares and any Common Stock issued or issuable with respect to the Shares as a result of any stock split or subdivision, stock dividend, recapitalization, exchange or similar event. Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) upon the earliest to occur of (i) the date on which the Investors shall have resold all the Registrable Securities covered by the Registration Statement and (ii) such Registrable Securities have been previously sold in accordance with Rule 144.

(e) “Registration Expenses” means all registration and filing fee expenses incurred by the Company in effecting any registration pursuant to this Agreement, including (i) all registration, qualification, and filing fees, printing expenses, and any other fees and expenses associated with filings required to be made with the SEC, FINRA or any other regulatory authority, (ii) all fees and expenses in connection with compliance with or clearing the Registrable Securities for sale under any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses, and (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance); provided, that in no event shall the Company be responsible for any underwriting, broker or similar fees or commissions of any Investor or, except to the extent provided for in the Purchase Agreement, any legal fees of the Investors.

(f) “Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, that Registers Registrable Securities, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement as may be necessary to comply with applicable securities laws. “Registration Statement” shall also include a New Registration Statement (as defined below), as amended when each became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus subsequently filed with the SEC.

(g) “Required Investors” means the Investors holding a majority of the Registrable Securities outstanding from time to time (determined as if all of the Pre-Funded Warrants then outstanding have been exercised without regard to any limitations on the exercise of such Pre-Funded Warrants).

(h) “SEC Guidance” means (i) any publicly available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff (whether or not publicly available); provided, that any such oral guidance, comments, requirements or requests are reduced to writing by the SEC (and shared with the Investors if not publicly available) and (ii) the Securities Act.

(i) “Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all similar fees and commissions relating to the Investors’ disposition of the Registrable Securities.

2.	REGISTRATION.

(a) Mandatory Registration.

i. The Company shall within three (3) Business Days following August 1, 2026 (the “Filing Deadline”), prepare and file with the SEC a Registration Statement (the “Registration Statement”) covering the resale of all Registrable Securities issued in respect of the Closing. The Company shall not file the Registration Statement prior to August 1, 2026 absent the prior written consent of the Company and the Required Investors.

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ii. Before filing the Registration Statement, the Company shall furnish to the Investors a copy of the Registration Statement. The Investors and their respective counsel shall have at least three (3) Business Days prior to the anticipated filing date of the Registration Statement to review and comment upon such Registration Statement and any amendment or supplement to such Registration Statement and any related Prospectus, prior to its filing with the SEC. Subject to any SEC comments, the Registration Statement shall include the plan of distribution substantially in the form attached hereto as Exhibit A. The Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. The Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder of securities of the Company without the prior written consent of the Required Investors. The Company shall (a) consider in good faith any comments reasonably proposed by the Investors or their counsel to such document prior to being so filed with the SEC, and (b) not file any Registration Statement or Prospectus or any amendment or supplement thereto containing information regarding an Investor to which such Investor reasonably believes contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such information is required (in the opinion of the Company) to comply with any applicable law or regulation or SEC Guidance. The Investors shall furnish all information reasonably requested by the Company and as shall be reasonably required in connection with any registration referred to in this Agreement.

(b) Effectiveness. The Company shall use its commercially reasonable efforts to have the Registration Statement and any applicable amendment declared effective by the SEC at the earliest possible date but no later than the earlier of the (a) seventy-fifth (75th) calendar day following the initial filing date of such Registration Statement if the SEC notifies the Company that it will “review” such Registration Statement and (b) the fifth (5th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Deadline”). The Company shall notify the Investors by e-mail as promptly as practicable, after the Registration Statement is declared effective or is supplemented and shall provide the Investors with copies of any Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. The Company shall use commercially reasonable efforts to keep such Registration Statement continuously effective pursuant to Rule 415 promulgated under the Securities Act and available for the resale by the Investors of all of the Registrable Securities covered thereby at all times for so long as there are Registrable Securities outstanding (the “Registration Period”). Each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(c) Sufficient Number of Shares Registered. In the event the number of shares available under any Registration Statement at any time is insufficient to cover the Registrable Securities, the Company shall, to the extent necessary and permissible, amend such Registration Statement or file a new registration statement (together with any prospectuses or prospectus supplements thereunder, a “New Registration Statement”), so as to cover all of such Registrable Securities as soon as reasonably practicable, but in any event not later than ten Business Days after the necessity therefor arises (the “New Registration Filing Deadline”). The Company shall use its commercially reasonable efforts to have such amendment and/or New Registration Statement become effective as soon as reasonably practicable following the filing thereof but no later than the earlier of (a) the seventy-fifth (75th) calendar day following the initial filing date of the New Registration Statement if the SEC notifies the Company that it will

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“review” the New Registration Statement and (b) the fifth Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the New Registration Statement will not be “reviewed” or will not be subject to further review (the earlier of such dates, the “New Registration Effectiveness Deadline”). The provisions of Section 2(a) and (b) shall apply to the New Registration Statement, except as modified hereby.

(d) Liquidated Damages. If (i) the Registration Statement has not been filed by the Filing Deadline, (ii) the Registration Statement has not been declared effective by the Effectiveness Deadline, (iii) the New Registration Statement has not been filed by the New Registration Filing Deadline, (iv) the New Registration Statement has not been declared effective by the New Registration Effectiveness Deadline or (v) after any Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update such Registration Statement), but excluding any Allowed Delay (as defined below) or, if the Registration Statement is on Form S-1, for a period of 20 days following the date on which the Company files a post-effective amendment to incorporate the Company’s Annual Report on Form 10-K (a “Maintenance Failure”), then the Company will make pro rata payments to each Investor then holding Registrable Securities, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount paid pursuant to the Purchase Agreement by such Investor for such Registrable Securities then held by such Investor for each 30-day period or pro rata for any portion thereof during which the failure continues (the “Blackout Period”), provided that no liquidated damages shall be payable if and to the extent to, despite best efforts by the Company to avoid a breach hereof, the Company’s failure was caused by a government shutdown resulting in the SEC’s inability to review or declare effective the Registration Statement. Such payments shall constitute the Investors’ exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief. The amounts payable as liquidated damages pursuant to this paragraph shall be paid in cash no later than five Business Days after each such 30-day period following the commencement of the Blackout Period until the termination of the Blackout Period (the “Blackout Period Payment Date”). Interest shall accrue at the rate of 1.0% per month on any such liquidated damages payments that shall not be paid by the Blackout Period Payment Date until such amount is paid in full. Notwithstanding the above, in no event shall the aggregate amount of liquidated damages (or interest thereon) paid under this Agreement to any Investor exceed, in the aggregate, 5.0% of the aggregate purchase price of the Shares purchased by such Investor under the Purchase Agreement. Notwithstanding anything in this Section 2(d) to the contrary, during any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities because any Investor fails to furnish information required to be provided pursuant to Section 4(a) within three Business Days of the Company’s request, any liquidated damages that would otherwise accrue as to such Investor only shall be tolled until such information is delivered to the Company.

(e) Allowable Delays. On no more than two occasions and for not more than thirty (30) consecutive days or for a total of not more than sixty (60) days in any 12 month period, the Company may delay the effectiveness of any Registration Statement or suspend the use of any Prospectus, in the event that the Company reasonably determines in good faith that such delay or suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (i) notify each Investor in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of an Investor) disclose to such Investor any material non-public information giving rise to an Allowed Delay, (ii) advise the Investors in writing to cease all sales under the applicable Registration Statement until the end of the Allowed Delay and (iii) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

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(f) Rule 415; Cutback. If at any time the SEC takes the position that the offering of some or all of the applicable Registrable Securities in any Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act (provided, however, the Company shall be obligated to use commercially reasonable efforts to advocate with the SEC for the registration of all of the applicable Registrable Securities) or requires any Investor to be named as an “underwriter,” the Company shall (i) promptly notify each holder of Registrable Securities thereof and (ii) make commercially reasonable efforts to persuade the SEC that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter.” The Investors shall have the right to select one legal counsel, which counsel shall be selected by the Required Investors and be at the Investors’ expense, to review and oversee any registration or matters pursuant to this Section 2(f), including to comment on any written submission made to the SEC with respect thereto. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2(f), the SEC refuses to alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not name any Investor as an “underwriter” in such Registration Statement without the prior written consent of such Investor (provided that, in the event an Investor withholds such consent, the Company shall have no obligation hereunder to include any Registrable Securities of such Investor in any Registration Statement covering the resale thereof until such time as the SEC no longer requires such Investor to be named as an “underwriter” in such Registration Statement or such Investor otherwise consents in writing to being so named). Any cut-back imposed on the Investors pursuant to this Section 2(f) shall be allocated among the Investors on a pro rata basis and shall be applied first to any of the Registrable Securities of an Investor that the SEC has indicated cannot be included or must be limited in the number of Registrable Securities that can be included, and thereafter to all other Investors as such Investor shall designate, unless the SEC Restrictions otherwise require or provide or the Investors otherwise agree. No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions applicable to such Cut Back Shares (such date, the “Restriction Termination Date”). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 2 (including the Company’s obligations with respect to the filing of a Registration Statement and its obligations to use reasonable efforts to have such Registration Statement declared effective within the time periods set forth herein and the liquidated damages provisions relating thereto) shall again be applicable to such Cut Back Shares; provided, however, that the date by which the Company is required to file the Registration Statement with respect to such Cut Back Shares shall be the tenth day following the Restriction Termination Date and the date by which the Company is required to have the Registration Statement effective with respect to such Cut Back Shares shall be the 55th day immediately after the Restriction Termination Date.

3.	RELATED COMPANY OBLIGATIONS.

With respect to the Registration Statement and whenever any Registrable Securities are to be Registered pursuant to Section 2, including on the applicable Registration Statement or on any New Registration Statement, the Company shall use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

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(a) Notifications. The Company will promptly notify the Investors of the time when any subsequent amendment to the Registration Statement or any New Registration Statement, other than documents incorporated by reference, has been filed with the SEC and/or has become effective or where a receipt has been issued therefor or any subsequent supplement to a Prospectus has been filed and of any request by the SEC for any amendment or supplement to the Registration Statement, any New Registration Statement or any Prospectus or for additional information.

(b) Amendments. The Company will prepare and file with the SEC any amendments, post-effective amendments or supplements to the Registration Statement, any New Registration Statement or any Prospectus, as applicable, that, (a) as may be necessary to keep such Registration Statement effective for the Registration Period and to comply with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the distribution of all of the Registrable Securities covered thereby, or (b) in the reasonable opinion of the Investors and the Company, as may be necessary or advisable in connection with any acquisition or sale of Registrable Securities by the Investors.

(c) Investor Review. The Company will not file any amendment or supplement to a Registration Statement, any New Registration Statement or any Prospectus, other than documents incorporated by reference, relating to the Investors, the Registrable Securities or the transactions contemplated hereby unless (A) the Investors and their counsel shall have been advised and afforded the opportunity to review and comment thereon at least three (3) Business Days prior to filing with the SEC and (B) the Company shall have given reasonable due consideration to any comments thereon received from the Investors or their counsel.

(d) Copies Available. The Company will furnish to any Investor whose Registrable Securities are included in any Registration Statement and its counsel copies of any such Registration Statement, any Prospectus thereunder (including all documents incorporated by reference therein), any Prospectus supplement thereunder, any New Registration Statement and all amendments to such Registration Statement or any New Registration Statement that are filed with the SEC during the Registration Period (including all documents filed with or furnished to the SEC during such period that are deemed to be incorporated by reference therein), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment) and such other documents as Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Investor that are covered by such Registration Statement, in each case as soon as reasonably practicable upon such Investor’s request and in such quantities as such Investor may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document to the Investor to the extent such document is available on EDGAR.

(e) Notification of Stop Orders; Material Changes. The Company shall use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order as soon as practicable. The Company shall advise the Investors promptly (but in no event later than 24 hours) and shall confirm such advice in writing, in each case: (i) of the Company’s receipt of notice of any request by the SEC or any other federal or state governmental authority for amendment of or a supplement to the Registration Statement or any Prospectus or for any additional information; (ii) of the Company’s receipt of notice of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or prohibiting or suspending the use of any Prospectus or Prospectus supplement, or any New Registration Statement, or of the Company’s receipt of any notification of the suspension of qualification of the Registrable Securities for offering or sale in any jurisdiction or the

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initiation or contemplated initiation of any proceeding for such purpose; and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in any Registration Statement or any Prospectus untrue or which requires the making of any additions to or changes to the statements then made in any Registration Statement or any Prospectus in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of any Prospectus, in light of the circumstances under which they were made) not misleading, or of the necessity to amend any Registration Statement or any Prospectus to comply with the Securities Act or any other law. The Company shall not be required to disclose to the Investors the substance of specific reasons of any of the events set forth in clauses (i) through (iii) of the immediately preceding sentence (each, a “Suspension Event”), but rather, shall only be required to disclose that the event has occurred. If at any time the SEC, or any other federal or state governmental authority shall issue any stop order suspending the effectiveness of any Registration Statement or prohibiting or suspending the use of any Prospectus or Prospectus supplement, the Company shall use its commercially reasonable efforts to obtain the withdrawal of such order at the earliest practicable time. The Company shall furnish to the Investors, without charge, a copy of any correspondence from the SEC or the staff of the SEC, or any other federal or state governmental authority to the Company or its representatives relating to the Registration Statement, any New Registration Statement or any Prospectus, or Prospectus supplement as the case may be. In the event of a Suspension Event set forth in clause (iii) of the first sentence of this Section 3(e), the Company will use its commercially reasonable efforts to publicly disclose such event as soon as reasonably practicable, or otherwise resolve the matter such that sales under Registration Statements may resume; provided, however, that if the Company has a bona fide business purpose for not making such information public, the Company may suspend the use of all Registration Statements for up to sixty (60) consecutive calendar days; provided, further, that the Company may not suspend the use of all Registration Statements more than twice, or for more than ninety (90) total calendar days, in each case during any twelve-month period.

(f) Confirmation of Effectiveness. If reasonably requested by an Investor at any time in respect of any Registration Statement, the Company shall deliver to such Investor a written confirmation (email being sufficient) from Company’s counsel of whether or not the effectiveness of such Registration Statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not such Registration Statement is currently effective and available to the Company for sale of Registrable Securities.

(g) Listing. The Company shall use best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on the Nasdaq Capital Market.

(h) Compliance. The Company shall otherwise use best efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Investors in writing if, at any time during the Registration Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to deliver a prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder, and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this Section 3(h), “Availability Date” means the forty-fifth (45th) day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the ninetieth (90th) day after the end of such fourth fiscal quarter).

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(i) Blue-Sky. The Company shall register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested by the Investors; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(i), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(i), or (iii) file a general consent to service of process in any such jurisdiction.

(j) Rule 144. With a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep adequate current public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as there are no longer Registrable Securities; and (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; (iii) furnish electronically to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of or electronic access to the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

(k) Cooperation. The Company shall cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates or uncertificated shares representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the holders of the Registrable Securities may reasonably request to the extent permitted by such Registration Statement or Rule 144 to effect sales of Registrable Securities; for the avoidance of doubt, the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System.

4.	OBLIGATIONS OF THE INVESTORS.

(a) Investor Information. Each Investor shall provide a completed Investor Questionnaire in the form attached hereto as Exhibit B, or such other form of questionnaire or information reasonably required by the Company in connection with the registration of the Registrable Securities no later than the end of the third Business Day following the date on which such Investor receives draft materials in accordance with Section 2(a)ii (the “Information Deadline”). If the Company has not received such completed Investor Questionnaire from an Investor by the Information Deadline, the Company may file the Registration Statement without including such Investor’s Registrable Securities.

(b) Suspension of Sales. Each Investor, severally and not jointly with any other Investor, agrees that, upon receipt of any notice from the Company of the existence of an Allowed Delay as set forth in Section 2(d) or Suspension Event as set forth in Section 3(e), the Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until the Investor’s receipt of a notice from the Company confirming the resolution

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of such Allowed Delay or Suspension Event and that such dispositions may again be made; provided, for the avoidance of doubt, that the foregoing shall not limit the right of the Investor to sell or otherwise dispose of the Registrable Securities pursuant to Rule 144 or any other exemption from the registration requirements of the Securities Act or to settle a transaction pursuant to a Registration Statement as to which a contract for such sale was entered into prior to such Investor’s receipt of the notice from the Company of the existence of the Allowed Delay or Suspension Event. The Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with any sale of Registrable Securities pursuant to a Registration Statement with respect to which such Investor has entered into a contract for sale prior to such Investor’s receipt of the notice from the Company of the existence of the Allowed Delay or Suspension Event.

(c) Investor Cooperation. Each Investor, severally and not jointly with any other Investor, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any amendments and supplements to any Registration Statement or New Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

5.	EXPENSES OF REGISTRATION.

All Registration Expenses incurred in connection with registrations pursuant to this Agreement shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Investors shall be borne by the Investors pro rata on the basis of the number of Registrable Securities so registered.

6.	INDEMNIFICATION.

(a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investors, the members, the directors, officers, partners, employees, members, managers, agents, representatives and advisors of the Investors and each Person, if any, who controls the Investors within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, obligation, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs and costs of preparation), reasonable and documented attorneys’ fees, amounts paid in settlement or reasonable and documented expenses, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency or body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus, or any amendment or supplement thereof, or (ii) any violation or alleged violation by the Company or any of its Subsidiaries of the Securities Act, Exchange Act or any other state securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered or any rule or regulation promulgated thereunder applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration of the Registrable Securities (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable out-of-pocket legal fees or other reasonable and documented expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (A) shall not apply to a Claim by an Indemnified Person arising out of or

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based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by the Investors or such Indemnified Person specifically for use in such Registration Statement or prospectus and was reviewed and approved in writing by such Investor or such Indemnified Person expressly for use in connection with the preparation of any Registration Statement, any prospectus or any such amendment thereof or supplement thereto, if such in each case if the foregoing was timely made available by the Company; (B) with respect to any superseded prospectus, shall not inure to the benefit of any such Person from whom the Person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any other Indemnified Person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, and the Indemnified Person was promptly advised in writing not to use the outdated, defective or incorrect prospectus prior to the use giving rise to a Violation; (C) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 8.

(b) In connection with each Registration Statement, any New Registration Statement or any prospectus, the Investors, severally and not jointly, agree to indemnify, hold harmless and defend, the Company, each of its directors, each of its officers who signed such Registration Statement or signs any New Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with information about an Investor furnished in writing by such Investor to the Company expressly for use in connection with the preparation of the Registration Statement, any New Registration Statement, any prospectus or any such amendment thereof or supplement thereto. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 6 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in such Registration Statement giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by any Investor pursuant to Section 8.

(c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be, and upon such notice, the indemnifying party shall not be liable to the Indemnified Person or the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Person or the Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Person or Indemnified Party (together with all other Indemnified Persons and Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or

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Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the Indemnified Party or Indemnified Person in respect to or arising out of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing or malfeasance by or on behalf of, the Indemnified Party or Indemnified Person. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d) The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred. Any Person receiving a payment pursuant to this Section 6 which Person is later determined to not be entitled to such payment shall return such payment (including reimbursement of expenses) to the Person making it.

(e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.	CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 7 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by such seller from the sale of such Registrable Securities giving rise to such contribution obligation.

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8.	ASSIGNMENT OF REGISTRATION RIGHTS.

The Company shall not assign this Agreement or any rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of the Required Investors; provided, however, that in any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company is a party and in which the Registrable Securities are converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investor in connection with such transaction unless such securities are otherwise freely tradable by the Investor after giving effect to such transaction, and the prior written consent of the Required Investors shall not be required for such transaction.

An Investor may transfer or assign its rights hereunder, in whole or from time to time in part, to one or more Persons in connection with the transfer of not fewer than 160,000 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) Registrable Securities (including Registrable Securities issuable upon exercise of Pre-Funded Warrants) by such Investor to such Person, provided that such Investor complies with all laws applicable thereto, and the provisions of the Purchase Agreement, and provides written notice of assignment to the Company promptly after such assignment is effected, and such Person agrees in writing to be bound by all of the provisions contained herein.

The provisions of this Agreement shall be binding upon and inure to the benefit of the Investor and its successors and permitted assigns.

9.	AMENDMENTS AND WAIVERS.

The provisions of this Agreement, including the provisions of this sentence, may be amended, modified or supplemented, or waived only by a written instrument executed by (i) the Company and (ii) the Required Investors, provided that any party may give a waiver as to itself and provided further that any amendment, modification, supplement or waiver that disproportionately and adversely affects the rights and obligations of any Investor relative to the comparable rights and obligations of the other Investors shall require the prior written consent of such adversely affected Investor or each Investor, as applicable. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of one or more Investors and that does not adversely directly or indirectly affect the rights of other Investors may be given by the Investors holding a majority of the Registrable Securities (determined as if all the Pre-Funded Warrants then outstanding have been exercised without regard to any limitation on the exercise of such Pre-Funded Warrants) to which such waiver or consent relates.

10.	MISCELLANEOUS.

(a) Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, provided no rejection or undeliverable notice is received, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

i. If to the Company, addressed as follows:

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ImageneBio, Inc.

12526 High Bluff Drive, Suite 345

San Diego, CA 92130

Attention: Kristin Yarema, Ph.D.

Email: kyarema@imagenebio.com

with a copy (which shall not constitute notice):

Cooley LLP

10265 Science Center Drive

San Diego, California 92121

Attention: Thomas A. Coll; Asa M. Henin

Email: collta@cooley.com; ahenin@cooley.com

ii. If to any Investor, at its e-mail address or address set forth on its signature page to the Purchase Agreement or to such e-mail address, or address as subsequently modified by written notice given in accordance with this Section 10.

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

(b) Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

(c) Governing Law. The provisions of Section 8.4 of the Purchase Agreement are incorporated by reference herein mutatis mutandis.

(d) Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(e) Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

(f) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(g) Contract Interpretation. This Agreement is the joint product of each Investor and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

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(h) No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third-party beneficiary with respect to this Agreement or the transactions contemplated hereby.

(i) Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

(j) Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, stockholder, general or limited partner or member of the Investors or of any affiliates or assignees thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, stockholder, general or limited partner or member of the Investors or of any affiliates or assignees thereof, as such for any obligation of the Investors under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(k) Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Investor shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

(l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of date first written above.

COMPANY:

ImageneBio, Inc.

By:
Name: Kristin Yarema, Ph.D.
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of date first written above.

INVESTOR:

Name of Investor

(Signature)

Name of Signing Party

Title of Signing Party

Address:

Email:

[Signature Page to Registration Rights Agreement]

Exhibit A

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	distributions to members, partners, stockholders or other equityholders of the selling stockholders;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the pre-funded warrants by payment of cash, however, we will receive the nominal exercise price of the pre-funded warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

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We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the selling stockholders shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

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Exhibit B

Investor Questionnaire

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Investor

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2.	Address for Notices to Investor:

Telephone:

E-Mail: _____________________________________________________________________

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Contact Person:

3.	Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes  ☐    No  ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes  ☐    No  ☐

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes  ☐    No  ☐

(d)

If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes  ☐    No  ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.	Beneficial Ownership of Securities of the Company Owned by the Investor.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Investor:

5

5.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:

By:
Name:
Title:

PLEASE EMAIL A .PDF COPY OF THE COMPLETED AND EXECUTED QUESTIONNAIRE TO: aashour@cooley.com and dkornbluth@cooley.com

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Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of April 12, 2026, by and among ImageneBio, Inc., a Delaware corporation (the “Company”), and each of the entities listed on Exhibit A attached to this Agreement (each, an “Investor” and together, the “Investors”).

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the U.S. Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Company desires to sell to the Investors, and each Investor desires to purchase from the Company, severally and not jointly, upon the terms and subject to the conditions stated in this Agreement, pre-funded warrants to purchase shares of the Company’s voting common stock, par value $0.001 per share (the “Common Stock”) substantially in the form attached hereto as Exhibit B (the “Pre-Funded Warrants” or the “Securities”); and

WHEREAS, contemporaneously with the sale of the Securities, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C, pursuant to which the Company will agree to provide certain registration rights in respect of the Pre-Funded Warrant Shares (as defined below) under the Securities Act and applicable state securities laws.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and each Investor, severally and not jointly, agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

“Agreement” has the meaning set forth in the recitals.

“Amended and Restated Bylaws” means the bylaws of the Company, as currently in effect.

“Amended and Restated Certificate of Incorporation” means the Certificate of Incorporation of the Company, as currently in effect.

“Attribution Parties” means, with respect to any Person, such Person’s Affiliates and any other Person whose beneficial ownership of Common Stock would be aggregated with such Person’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the SEC, including any “group” of which such Person is a member.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to remain closed.

“Closing” has the meaning set forth in Section 2.1.

“Closing Date” has the meaning set forth in Section 2.1.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder.

“Common Stock” has the meaning set forth in the recitals.

“Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the recitals.

“Disclosure Document” has the meaning set forth in Section 5.3.

“Environmental Laws” has the meaning set forth in Section 3.15.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Exempt Issuance” means (a) the issuance of shares of Common Stock, options to purchase shares of Common Stock or other Related Securities (as defined below), or shares of Common Stock upon the exercise, conversion or vesting and settlement of options or other Related Securities, as the case may be, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the SEC Reports, (b) the issuance of shares of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof and described in the SEC Reports; provided, that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) the filing of a registration statement on Form S-8 to register shares of Common Stock issuable pursuant to the terms of a stock option, stock bonus or other stock plan or arrangement described in the SEC Reports, (d) facilitating the establishment of a trading plan on behalf of a stockholder, officer, employee or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, and (e) issuance of shares of Common Stock upon the exercise or exchange of or conversion of any Securities issued hereunder. For purposes of the foregoing, “Related Securities” shall mean any options or other rights to acquire shares of Common Stock or any securities exchangeable or exercisable for or convertible into shares of Common Stock, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, shares of Common Stock.

“GAAP” has the meaning set forth in Section 3.2.

“GDPR” has the meaning set forth in Section 3.31.

“Governmental Authorizations” has the meaning set forth in Section 3.11.

“Health Care Laws” has the meaning set forth in Section 3.21.

“HIPAA” has the meaning set forth in Section 3.30.

“Indemnified Person” has the meaning set forth in Section 5.9.

“Intellectual Property” has the meaning set forth in Section 3.12.

“Investor” and “Investors” have the meanings set forth in the recitals.

“IT Systems” has the meaning set forth in Section 3.30.

“Majority Investors” means, the Investors, holding a majority of the Securities outstanding from time to time (determined as if all of the Pre-Funded Warrants then outstanding have been exercised without regard to any limitations on the exercise of such Pre-Funded Warrants).

“Material Adverse Effect” means any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a) was, is, or would reasonably be expected to be, materially adverse to the business, financial condition, properties, assets, liabilities, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (b) materially delays or materially impairs the ability of the Company to comply, or prevents the Company from complying, with its obligations under this Agreement or the other Transaction Agreements.

“Nasdaq” means the Nasdaq Stock Market LLC.

“National Exchange” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market and the Nasdaq Capital Market.

“Placement Agent” means Leerink Partners LLC.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Personal Data” has the meaning set forth in Section 3.30.

“Pre-Funded Warrants” has the meaning set forth in the recitals.

“Pre-Funded Warrant Price” means $5.199.

“Pre-Funded Warrant Shares” has the meaning set forth in Section 3.4.

“Privacy Laws” has the meaning set forth in Section 3.31.

“Registration Rights Agreement” has the meaning set forth in Section 6.1(i).

“Regulatory Agencies” has the meaning set forth in Section 3.20.

“Regulatory Authorizations” has the meaning set forth in Section 3.21.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” means (a) the Company’s most recently filed Annual Report on Form 10-K and (b) all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed or furnished (as applicable) by the Company following the end of the most recent fiscal year for which an Annual Report on Form 10-K has been filed and prior to the execution of this Agreement, together in each case with any documents incorporated by reference therein or exhibits thereto.

“Securities” has the meaning set forth in the recitals.

“Securities Act” has the meaning set forth in the recitals.

“Short Sales” include, without limitation, (a) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (b) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Studies” has the meaning set forth in Section 3.20.

“Tax” or “Taxes” means any and all applicable federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Tax Returns” means returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

“Trading Day” means any day on which the Common Stock is traded on the National Exchange.

“Transaction Agreements” means this Agreement, the Pre-Funded Warrants, and the Registration Rights Agreement.

“Transfer Agent” means, with respect to the Common Stock, Computershare Trust Company, N.A., or such other financial institution that provides transfer agent services as the Company may engage from time to time.

2. Purchase and Sale of Securities.

2.1 Purchase and Sale.

(a) On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Investor, severally and not jointly, agrees to purchase, the number and type of Securities, for the aggregate purchase price, set forth opposite such Investor’s name on Exhibit A. The price per Pre-Funded Warrant is equal to the Pre-Funded Warrant Price.

(b) Subject to the satisfaction or waiver of the conditions set forth in Section 5.6 of this Agreement, the closing of the purchase and sale of the Securities at the Closing (the “Closing” and the date on which the Closing occurs, the “Closing Date”) shall occur remotely via the exchange of documents and signatures on the second Business Day after the date of this Agreement or at such later time as the Company and the Investors so agree. At the Closing, each Investor shall pay to an account designated by the Company, by wire transfer of immediately available funds, the dollar amount set forth opposite its name on Exhibit A hereto under the heading “Closing Aggregate Purchase Price”. Subject to receipt of the foregoing payment, the Company will deliver to such Investor the Pre-Funded Warrants set forth opposite its name on Exhibit A hereto under the heading “Pre-Funded Warrants”. In the event that the Closing has not occurred within two Business Days after the expected Closing Date, unless otherwise agreed by the Company and such Investor, the Company shall promptly (but no later than one Business Day thereafter) return the previously wired amounts to each respective Investor by wire transfer of United States dollars in immediately available funds to the account specified by each Investor; provided that, unless this Agreement has been terminated pursuant to Section 7, such return of funds shall not terminate this Agreement or relieve such Investor of its obligation to purchase, or the Company of its obligation to issue and sell, the Securities at the Closing.

3. Representations and Warranties of the Company. Except as set forth in the SEC Reports, the Company hereby represents and warrants to each of the Investors and the Placement Agent that the statements contained in this Section 3 are true and correct as of the date of this Agreement and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date).

3.1 Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and described in the SEC Reports and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to have a Material Adverse Effect. Each of the Company’s subsidiaries is (i) duly incorporated or organized, as the case may be, and validly existing and in good standing (to the extent such concept exists in such subsidiary’s home jurisdiction) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority to carry on its business as now conducted and to own or lease its properties and (ii) qualified to do business as a foreign entity and in good standing (to the extent such concept exists in such subsidiary’s home jurisdiction) in each jurisdiction in which such qualification is required, except in each case as would not cause a Material Adverse Effect.

3.2 Capitalization. The Company’s disclosure of its authorized, issued and outstanding capital stock in the SEC Reports containing such disclosure was accurate in all material respects as of the date indicated in such SEC Reports. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived, and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. Except as disclosed in the Company’s SEC Reports filed prior to the date of this Agreement, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the SEC Reports; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

3.3 Registration Rights. Except as set forth in the Transaction Agreements, or as disclosed in the SEC Reports, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued, other than such rights and obligations that have expired or been satisfied or waived.

3.4 Authorization. The Company has all requisite corporate power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements, including the issuance and sale of the Securities and the issuance of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”). All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated herein, including the sale of the Securities and the issuance of the Pre-Funded Warrant Shares, has been taken. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each Investor of this Agreement and that this Agreement constitutes the legal, valid and binding agreement of each Investor, this Agreement and each of the Pre-Funded Warrants constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon its execution by the Company and the other parties thereto and assuming that it constitutes legal, valid and binding agreements of the other parties thereto, the Registration Rights Agreement will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.5 Valid Issuance. The Pre-Funded Warrant Shares have been duly and validly authorized and reserved for issuance and, upon issuance pursuant to the terms of the Pre-Funded Warrants against full payment therefor in accordance with the terms of the Pre-Funded Warrants, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Agreements or restrictions on transfer under applicable state and federal securities laws), and the holder of the Pre-Funded Warrant Shares shall be entitled to all rights accorded to a holder of Common Stock. The issuance and delivery of the Pre-Funded Warrants do not, and the exercise in full of the Pre-Funded Warrants and the issuance and delivery of the Pre-Funded Warrant Shares thereupon will not, (a) obligate the Company to offer to issue, or issue, shares of Common Stock or other securities to any Person (other than the Investors) pursuant to any preemptive rights, rights of first refusal, rights of participation or similar rights, or (b) result in any adjustment (automatic, at the election of any Person or otherwise) of the exercise, conversion, exchange or reset price under, or any other anti-dilution adjustment pursuant to, any outstanding securities of the Company. Subject to the accuracy of the representations and warranties made by the Investors in Section 4, the offer and sale of the Securities to the Investors is, and will be, (i) exempt from the registration and prospectus delivery requirements of the Securities Act and (ii) exempt from (or otherwise not subject to) the registration and qualification requirements of applicable securities laws of the states of the United States.

3.6 No Conflict. The execution, delivery and performance of the Transaction Agreements by the Company, the issuance and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Agreements will not (i) violate any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company, (ii) conflict with or result in a violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a benefit under any agreement or instrument, credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or any of its subsidiaries or their respective properties or assets, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its subsidiaries is subject (including federal and state securities laws and regulations) and the rules and regulations, of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

3.7 Consents. Assuming the accuracy of the representations and warranties of the Investors, no consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body is required in connection with the authorization, execution or delivery by the Company of the Transaction Agreements, the issuance and sale of the Securities and the performance by the Company of its other obligations under the Transaction Agreements, except such as (a) have been or will be obtained or made under the Securities Act or the Exchange Act, (b) the filing of any requisite notices and/or application(s) to the National Exchange for the issuance and sale of the Pre-Funded Warrant Shares and the listing of the Pre-Funded Warrant Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (c) customary post-closing filings with the SEC or pursuant to state securities laws in connection with the offer and sale of the Pre-Funded Warrant Shares by the Company in the manner contemplated herein, which will be filed on a timely basis, (d) the filing of the registration statement required to be filed by the Registration Rights Agreement, or (e) such that the failure of which to obtain would not have a Material Adverse Effect. All notices, consents, authorizations, orders, filings and registrations which the Company is required to deliver or obtain prior to the Closing pursuant to the preceding sentence have been obtained or made or will be delivered or obtained or effected, and shall remain in full force and effect, on or prior to the Closing.

3.8 SEC Filings; Financial Statements.

(a) The Company has filed all forms, statements, certifications, reports and documents required to be filed by it with the SEC under Section 13, 14(a) and 15(d) of the Exchange Act for the one year preceding the date of this Agreement. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the filed SEC Reports complied in all material respects with the applicable requirements of the Exchange Act, and, as of the time they were filed, none of the filed SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments from the SEC staff with respect to the SEC Reports. To the Company’s knowledge, none of the SEC Reports are the subject of an ongoing SEC review. The interactive data in eXtensible Business Reporting Language included in the SEC Reports fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(b) The consolidated financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except as otherwise noted therein, and in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments) applied on a consistent basis throughout the periods therein specified (unless otherwise noted therein). Except as set forth in the Financial Statements filed prior to the date of this Agreement, the Company has not incurred any liabilities, contingent or otherwise, except (i) those incurred in the ordinary course of business, consistent with past practices since the date of such financial statements or (ii) liabilities not required under GAAP to be reflected in the Financial Statements, in either case, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

3.9 Absence of Changes. Since December 31, 2025, (a) the Company has conducted its business only in the ordinary course of business and there have been no material transactions entered into by the Company or any of its subsidiaries (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto); (b) no material change to any material contract or arrangement by which the Company or any of its subsidiaries is bound or to which any of its assets or properties is subject has been entered into that has not been disclosed in the SEC Reports; and (c) there has not been any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect; provided, however, that none of the following will be deemed in themselves, either alone or in combination, to constitute, and that none of the following will be taken into account in determining whether there has been or will be, a Material Adverse Effect under this Section 3.9:

(i) any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which the Company conducts business, provided that the Company is not disproportionately affected thereby;

(ii) general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, provided that the Company is not disproportionately affected thereby;

(iii) any change that generally affects industries in which the Company and its subsidiaries conduct business, provided that the Company is not disproportionately affected thereby;

(iv) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, fires or other natural disasters, weather conditions, global pandemics, including the COVID-19 pandemic and related strains, epidemic or similar health emergency, and other force majeure events in the United States or any other location, provided that the Company is not disproportionately affected thereby;

(v) national or international political or social conditions (or changes in such conditions), whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, provided that the Company is not disproportionately affected thereby;

(vi) material changes in laws after the date of this Agreement; and

(vii) in and of itself, any material failure by the Company to meet any published or internally prepared estimates of revenues, expenses, earnings or other economic performance for any period ending on or after the date of this Agreement (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse Effect to the extent that such facts and circumstances are not otherwise described in clauses (i)-(v) of this definition).

3.10 Absence of Litigation. There is no action, suit, proceeding, arbitration, claim, investigation, charge, complaint or inquiry pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or any of its subsidiaries that have had or would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any subsidiary, nor to the knowledge of the Company, any director or officer of the Company or any subsidiary, is, or within the last ten years has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws relating to the Company or such subsidiary or a claim of breach of fiduciary duty relating to the Company or such subsidiary.

3.11 Compliance with Law; Permits. Neither the Company nor any of its subsidiaries is in violation of, or has received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have all required licenses, permits, certificates and other authorizations (collectively, “Governmental Authorizations”) from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its subsidiaries as currently conducted, except where the failure to possess currently such Governmental Authorizations has not had and is not reasonably expected to have a Material Adverse Effect. Neither the Company nor any subsidiary has received any written (or, to the Company’s knowledge, oral) notice regarding any revocation or material modification of any such Governmental Authorization, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, has or would reasonably be expected to result in a Material Adverse Effect.

3.12 Intellectual Property. The Company and its subsidiaries own, or have rights to use, all material inventions, patent applications, patents, trademarks, trade names, service names, service marks, copyrights, trade secrets, know how (including unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property as described in the SEC Reports necessary for, or used in the conduct of their respective businesses (including as described in the SEC Reports) (collectively, “Intellectual Property”), except where any failure to own, possess or acquire such Intellectual Property has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Intellectual Property of the Company and its subsidiaries has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, including no liens, security interests, or other encumbrances; and (ii) there is no infringement by third parties of any Intellectual Property, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. No action, suit, or other proceeding is pending, or, to the Company’s knowledge, is threatened: (A) challenging the Company’s or its subsidiaries’ rights in or to any Intellectual Property; (B) challenging the validity, enforceability or scope of any Intellectual Property; or (C) alleging that the Company or any of its subsidiaries infringes, misappropriates, or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of its subsidiaries in all material respects, and to the Company’s knowledge all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property.

3.13 Employee Benefits. Except as would not be reasonably likely to result in a Material Adverse Effect, each Benefit Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, the Patient Protection and Affordable Care Act of 2010, as amended, and other applicable laws, rules and regulations. The Company and its subsidiaries are in compliance with all applicable federal, state and local laws, rules and regulations regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. There is no labor dispute, strike or work stoppage against the Company or its subsidiaries pending or, to the knowledge of the Company, threatened which may interfere with the business activities of the Company, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

3.14 Taxes. The Company and its subsidiaries have filed all federal, state and foreign income Tax Returns and other Tax Returns required to have been filed under applicable law (or extensions have been duly obtained) and have paid all Taxes required to have been paid by them, except for those which are being contested in good faith and except where failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No assessment in connection with United States federal tax returns has been made against the Company, except as would not be reasonably expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No audits, examinations, or other proceedings with respect to any material amounts of Taxes of the Company and its subsidiaries are presently in progress or have been asserted or proposed in writing without subsequently being paid, settled or withdrawn. There are no material liens for Taxes on any of the assets of the Company. At all times since inception, the Company has been and continues to be classified as a corporation for U.S. federal income tax purposes. Neither the Company nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)-2 during the period specified in Code Section 897(c)(1)(A)(ii).

3.15 Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits and other Governmental Authorizations required under applicable Environmental Laws to conduct their business and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company nor any of its subsidiaries has received since January 1, 2025, any written notice or other communication (in writing or otherwise), whether from a governmental authority or other Person, that alleges that the Company or any subsidiary is not in compliance with any Environmental Law and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s or any subsidiary’s compliance in any material respects with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company: (i) no current or (during the time a prior property was leased or controlled by the Company) prior property leased or controlled by the Company or any subsidiary has received since January 1, 2025, any written notice or other communication relating to property owned or leased at any time by the Company, whether from a governmental authority, or other Person, that alleges that such current or prior owner or the Company or any subsidiary is not in compliance with or violated any Environmental Law relating to such property and (ii) the Company has no material liability under any Environmental Law.

3.16 Title. Each of the Company and its subsidiaries has good and marketable title to all personal property owned by it that is material to the business of the Company, free and clear of all liens, encumbrances and defects except such as do not materially and adversely affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by the Company or its subsidiaries, as the case may be. Any real property and buildings held under lease by the Company or its subsidiaries is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries, as the case may be. The Company does not own any real property.

3.17 Insurance. The Company carries or is entitled to the benefits of insurance in such amounts and covering such risks that is customary for comparably situated companies and is adequate for the conduct of its business and the value of its real and personal properties (owned or leased) and tangible assets, and each of such insurance policies is in full force and effect and the Company is in compliance in all material respects with the terms of such insurance policies. Other than customary end-of-policy notifications from insurance carriers, since January 1, 2025, the Company has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any material insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy.

3.18 Nasdaq Stock Market. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “IMA”. The Company is in compliance with all listing requirements of Nasdaq applicable to the Company. As of the date of this Agreement, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Common Stock on the Nasdaq Capital Market or to deregister the Common Stock under the Exchange Act. The Company has taken no action as of the date of this Agreement that is designed to terminate the registration of the Common Stock under the Exchange Act.

3.19 Sarbanes-Oxley Act. The Company is, and since January 1, 2024 has been, in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

3.20 Clinical Data and Regulatory Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect: (i) the preclinical tests and clinical trials and other studies used to support regulatory approval (collectively, “Studies”) being conducted by or on behalf of, or sponsored by, the Company or its subsidiaries that are described in, or the results of which are referred to in, the SEC Reports were (and, if still pending, are being) conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such Studies and with standard medical and scientific research procedures; (ii) each description of the results of such Studies is accurate and complete in all material respects and fairly presents the data derived from such Studies, and the Company and its subsidiaries have no knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the SEC Reports; (iii) the Company and its subsidiaries have made all such filings and obtained all such approvals as may be required by the FDA or from any other U.S. federal, state or local government or foreign government or Drug Regulatory Agency, or Institutional Review Board, each having jurisdiction over biopharmaceutical products (collectively, the “Regulatory Agencies”) for the conduct of its business as described in the SEC Reports; (iv) neither the Company nor any of its subsidiaries has received any notice of, or correspondence from, any of the Regulatory Agencies requiring the termination or suspension of or imposing any clinical hold on any clinical trials that are described or referred to in the SEC Reports; and (v) the Company and its subsidiaries have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

3.21 Compliance with Health Care Laws. The Company and its subsidiaries are in compliance in all material respects with all Health Care Laws to the extent applicable to the current business of the Company and its subsidiaries or any of their respective activities. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.) and the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)); (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) the European Union (“EU”) Clinical Trials Regulation (Regulation (EU) No. 536/2014); (vi) the EU Regulation regarding community procedures for authorization and supervision of medicinal products for human and veterinary use and establishing a European Medicines Agency (Regulation (EC) No. 726/2004); (vii) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; (viii) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its subsidiaries, and (ix) the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company nor any of its subsidiaries has received written or, to the Company’s knowledge, oral notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company and its subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company nor any of its subsidiaries nor any of their respective employees, officers, directors, or, to the knowledge of the Company, agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension, or exclusion.

3.22 Accounting Controls and Disclosure Controls and Procedures. Except as disclosed in the Company’s SEC Reports filed prior to the date of this Agreement, the Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that the Company maintains records that in reasonable detail accurately and fairly reflect the Company’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Board and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Except as disclosed in the Company’s SEC Reports filed prior to the date of this Agreement, the Company has not identified any material weaknesses in the design or operation of the Company’s internal control over financial reporting. Except as disclosed in the Company’s SEC Reports filed prior to the date of this Agreement, the Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

3.23 Price Stabilization of Common Stock. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock to facilitate the sale or resale of the Pre-Funded Warrant Shares.

3.24 Investment Company Act. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended.

3.25 General Solicitation; No Integration or Aggregation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning contemplated by Rule 502(c) of Regulation D of the Securities Act, including but not limited to in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act) of investors with respect to offers or sales of Securities pursuant to this Agreement. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be (i) integrated with the Securities sold pursuant to this Agreement for purposes of the Securities Act or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of the Nasdaq Capital Market. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 4, neither the Company nor any of its Affiliates, its subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2).

3.26 Brokers and Finders. Other than the Placement Agent, neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

3.27 Reliance by the Investors. The Company has a reasonable basis for making each of the representations set forth in this Section 3. The Company acknowledges that each of the Investors will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.

3.28 No Additional Agreements. There are no agreements or understandings between the Company and any Investor with respect to the transactions contemplated by the Transaction Agreements other than (i) as specified in the Transaction Agreements and (ii) any side letter agreements with any of the Investors, which side letters the Company has shared with all Investors.

3.29 Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries and, to the knowledge of the Company, any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope; (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder; or (C) except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, any laws with respect to import and export control and economic sanctions, including the U.S. Export Administration Regulations, the U.S. International Traffic in Arms Regulations, and economic sanctions regulations and executive orders administered by the U.S. Department of the Treasury Office of Foreign Asset Control.

3.30 Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and, to the Company’s knowledge, are free and clear of all material Trojan horses, time bombs, malware and other malicious code. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data (defined below), and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” has the same meaning as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”) and any information that would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws. To the Company’s knowledge, there have been no breaches, outages or unauthorized uses of or accesses to the Company’s IT Systems, Confidential Data, or Personal Data that would require notification under Privacy Laws (as defined below).

3.31 Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including to the extent applicable HIPAA, the EU General Data Protection Regulation (“GDPR”) (Regulation (EU) No. 2016/679), all other local, state, federal, national, supranational and foreign laws relating to the regulation of the Company or its subsidiaries, and the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof (collectively, the “Privacy Laws”). Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, to ensure material compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company and its subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, at all times since inception provided accurate notice of their Privacy Statements then in effect to its employees, third party vendors and representatives, to the extent required under the Privacy Laws. To the Company’s knowledge, none of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws.

3.32 Transactions with Affiliates and Employees. Other than the transactions contemplated by this Agreement and the other Transaction Agreements, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the SEC Reports that is not so described.

4. Representations and Warranties of Each Investor. Each Investor, severally for itself and not jointly with any other Investor, represents and warrants to the Company and the Placement Agent that the statements contained in this Section 4 are true and correct as of the date of this Agreement and as of the Closing Date:

4.1 Organization. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

4.2 Authorization. The Investor has all requisite corporate or similar power and authority to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of such Investor or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated in this Agreement has been taken. The execution, delivery and performance by such

Investor of the Transaction Agreements to which such Investor is a party has been duly authorized and each has been duly executed. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its respective terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 No Conflicts. The execution, delivery and performance of the Transaction Agreements by the Investor, the purchase of the Securities in accordance with their terms and the consummation by the Investor of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by such Investor (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of the Investor, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to such Investor or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of the Investor to perform its obligations under the Transaction Agreements.

4.4 Residency. The Investor’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below the Investor’s name on Exhibit A or the pertinent signature page of this Agreement, except as otherwise communicated by the Investor to the Company.

4.5 Brokers and Finders. The Investor has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4.6 Investment Representations and Warranties. The Investor hereby represents and warrants that, it (i) as of the date of this Agreement is, if an entity, a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) and (7) under Regulation D promulgated pursuant to the Securities Act; or (ii) if an individual, is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act and has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Securities. The Investor further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) that it has not been organized for the purpose of acquiring the Securities and is an “institutional account” as defined by FINRA Rule 4512(c). The Investor understands and agrees that the offering and sale of the Securities has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein.

4.7 Intent. The Investor is purchasing the Securities solely for the Investor’s own account and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Notwithstanding the foregoing, if the Investor is purchasing the Securities as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. The Investor has no present arrangement to sell the Securities to or through any person or entity. The Investor understands that the Securities must be held indefinitely unless such Securities are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available. Nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Securities for any period of time.

4.8 Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement and contemplated hereby, and the Investor has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that the Investor (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. The Investor acknowledges that the Investor is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Investor. The Investor is, at this time and in the foreseeable future, able to afford the loss of the Investor’s entire investment in the Securities and the Investor acknowledges specifically that a possibility of total loss exists.

4.9 Independent Investment Decision. The Investor understands that nothing in the Transaction Agreements or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in such Investor’s sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

4.10 Securities Not Registered; Legends. The Investor acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and the Investor understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. The Investor understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of the Investor’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Securities. The Investor acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

The Investor understands that any certificates or book entry notations evidencing the Securities may bear one or more legends in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).”

In addition, the Securities may contain a legend regarding affiliate status of the Investor, if applicable.

4.11 No General Solicitation. The Investor acknowledges and agrees that the Investor is purchasing the Securities directly from the Company. Investor became aware of this offering of the Securities solely by means of direct contact from the Placement Agent or directly from the Company as a result of a pre-existing, substantive relationship with the Company or the Placement Agent, and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, Affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons that preceded the offering of the Securities. The Securities were offered to Investor solely by direct contact between Investor and the Company, the Placement Agent and/or their respective representatives. Investor did not become aware of this offering of the Securities, nor were the Securities offered to Investor, by any other means, and none of the Company, the Placement Agent and/or their respective representatives acted as investment advisor, broker or dealer to Investor. The Investor is not purchasing the Securities as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

4.12 Access to Information. In making its decision to purchase the Securities, each Investor has relied solely upon independent investigation made by such Investor, upon the SEC Reports and upon the representations, warranties and covenants set forth herein. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Securities, including, with respect to the Company. Without limiting the generality of the foregoing, each Investor acknowledges that copies of the SEC Reports are available on EDGAR at www.sec.gov. The Investor acknowledges and agrees that such Investor and its professional advisor(s), if any, have had (i) the opportunity to ask such questions, receive such answers and obtain such information from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense as the Investor and the Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities and that the Investor has independently made its own analysis and decision to invest in the Company. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, limit or otherwise affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

4.13 Certain Trading Activities. Other than consummating the transaction contemplated hereby, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Investor was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date of this Agreement. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Furthermore, in the case of an Investor whose investment advisor utilized an information barrier with respect to the information regarding the transactions contemplated hereunder after first being contacted by the Company or its representatives, the representation set forth above shall only apply after the point in time when the portfolio manager who manages such Investor’s assets was informed of the information regarding the transactions contemplated hereunder and, with respect to the Investor’s investment advisor, the representation set forth above shall only apply with respect to any purchases or sales, including Short Sales, of the securities of the Company on behalf of other funds or investment vehicles for which the Investor’s investment advisor is also an investment advisor or sub-advisor after the point in time when the portfolio manager who manages the assets of such other funds or investment vehicles for which the Investor’s investment advisor is also an investment advisor or sub-advisor was informed of the information regarding the transactions contemplated hereunder. Other than to other Persons party to this Agreement and to its advisors and agents who had a need to know such information, the Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

5. Covenants.

5.1 Further Assurances. Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions of this Agreement and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms of this Agreement. The Investor acknowledges that the Company and the Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, the Investor agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 4 of this Agreement are no longer accurate.

5.2 Listing. The Company shall use commercially reasonable efforts to maintain the listing and trading of its Common Stock on the Nasdaq Capital Market and, in accordance therewith, will use reasonable best efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of Nasdaq.

5.3 Disclosure of Transactions. The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Agreement, issue a press release disclosing all material terms of the transactions contemplated hereby and by the other Transaction Agreements. Following the issuance of such press release, no Investor shall be in possession of any material non-public information concerning the Company disclosed to the Investors by the Company or its representatives. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting securities transactions. In addition, on or before the fourth (4th) Business Day following the date of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K disclosing all material terms of the transactions contemplated by this Agreement and the other Transaction Agreements. Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of any Investor or any of its Affiliates or advisers, or include the name of any Investor or any of its Affiliates or advisers in any press release or filing with the SEC (other than any registration statement contemplated by the Registration Rights Agreement) or any regulatory agency, without the prior written consent of the Investor, except (i) as required by the federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Agreements with the SEC or pursuant to other routine proceedings of regulatory authorities, or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the Nasdaq Capital Market.

5.4 Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any National Exchange such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

5.5 Removal of Legends.

(a) In connection with any sale, assignment, transfer or other disposition of the Pre-Funded Warrant Shares by an Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by the Investor with the requirements of this Agreement, if requested by the Investor by notice to the Company, the Company shall request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends as soon as reasonably practicable following any such request therefor from the Investor, provided that the Company has timely received from the Investor customary representations and other documentation reasonably acceptable to the Company in connection therewith. If the Pre-Funded Warrant Shares are sold, assigned, transferred or otherwise disposed of pursuant to an effective registration statement covering the Pre-Funded Warrant Shares, the Investor and the broker that takes custody of the Pre-Funded Warrant Shares, shall provide customary representations certifying, among other things, that the Securities will be sold only in accordance with and pursuant to an effective registration statement. The Company shall be responsible for the fees of its Transfer Agent and its legal counsel associated with such legend removal.

(b) Subject to receipt from the Investor, and the broker that takes custody of the Pre-Funded Warrant Shares, by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the earliest of such time as the Pre-Funded Warrant Shares (i) have been registered under the Securities Act pursuant to an effective registration statement (for clarity, at the time of the legend removal request, the Investor and its broker that takes custody of the Pre-Funded Warrant Shares for purposes of effecting the sale or transfer shall provide customary representation letters to the Company, the Company’s counsel and the Transfer Agent certifying, among other things, that the Securities will be sold only in accordance with and pursuant to an effective registration statement); (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor provision), the Company shall, in accordance with the provisions of this Section 5.5(b) and as soon as reasonably practicable following any request therefor from an Investor accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement.

5.6 Withholding Taxes. Each Investor agrees to furnish the Company with any information, representations and forms as shall reasonably be requested by the Company from time to time to assist the Company in complying with any applicable tax law (including any withholding obligations).

5.7 Fees and Commissions. The Company shall be solely responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by an Investor) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agent.

5.8 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Agreements.

5.9 Indemnification.

(a) The Company agrees to indemnify and hold harmless each Investor and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisors and agents (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Indemnified Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Agreements, and will reimburse any such Indemnified Person for all such amounts as they are incurred by such Indemnified Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Indemnified Person’s fraud or willful misconduct.

(b) Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

5.10 Subsequent Equity Sales. Except for an Exempt Issuance, from the date of this Agreement until the effective date of the registration statement filed with respect to the Pre-Funded Warrant Shares issuable at the Closing pursuant to the Registration Rights Agreement, the Company shall not, absent the prior consent of the Majority Investors, (A) issue shares of Common Stock or Common Stock Equivalents, (B) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Stock, or (C) file with the SEC a registration statement under the Securities Act relating to any shares of Common Stock or Common Stock Equivalents, except pursuant to the terms of the Registration Rights Agreement. Notwithstanding the foregoing, the provisions of this Section 5.10 shall not apply to (i) the issuance of the Securities, (ii) the issuance of Common Stock or Common Stock Equivalents upon the conversion, exercise, settlement or vesting of any securities of the Company outstanding on the date of this Agreement (including for the avoidance of doubt the issuance of pre-funded warrants to purchase an equivalent number of shares of Common Stock for those exchanged) or outstanding pursuant to clause (iii) below, (iii) the issuance of any Common Stock or Common Stock Equivalents pursuant to any Company stock-based compensation plans or in accordance with Nasdaq Stock Market Rule 5635(c)(4) or the Company’s 2025 Inducement Plan, (iv) the filing of a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities on an equity incentive plan or employee stock purchase plan, and (v) the issuance of any Common Stock or Common Stock Equivalents in connection with a joint venture, commercial or collaborative relationship or the acquisition or license by the Company of the securities, business, property or other assets of another person or entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition; provided that in the case of this clause (v), the sum of the aggregate number of shares of Common Stock issued or issuable shall not exceed 10% of the Company’s outstanding Common Stock immediately following the Closing.

5.11 Reservation of Common Stock. As of the date of this Agreement, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Pre-Funded Warrant Shares that are issuable upon the exercise of the Pre-Funded Warrants.

5.12 No Short Sale Transactions. From the date of this Agreement until the registration statement required to be filed by the Registration Rights Agreement is declared effective by the SEC, each Investor covenants and agrees that it shall not, and shall direct its Affiliates to not, engage in short sales, transactions in put options, call options or other derivative securities on an exchange or in any other organized market, or in any other inherently speculative transactions with respect to the Company’s Common Stock.

6. Conditions of Closing.

6.1 Conditions to the Obligation of the Investors. The several obligations of each Investor to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Securities being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects, except for those representation and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the date of this Agreement and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as of such earlier date.

(b) Performance. The Company shall have performed in all material respects the obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c) No Injunction. The purchase of and payment for the Securities by each Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation and no such prohibition shall have been threatened in writing.

(d) Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Securities, all of which shall be in full force and effect.

(e) Adverse Changes. Since the date of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(f) Opinion of Company Counsel. The Company shall have delivered to the Investors and the Placement Agent the opinion of Cooley LLP, dated as of the Closing Date, in customary form and substance to be reasonably agreed upon with the Investors and addressing such legal matters as the Investors and the Company reasonably agree.

(g) Compliance Certificate. An authorized officer of the Company shall have delivered to the Investors dated the Closing Date a certificate certifying to the fulfillment of the conditions set forth in Sections 6.1(a), (b) and (e).

(h)Secretary’s Certificate. The Secretary of the Company shall have delivered to the Investors at the Closing Date a certificate certifying the resolutions of the Company’s Board of Directors (or an authorized committee thereof) approving this Agreement, the other Transaction Agreements, and the transactions contemplated hereby and thereby.

(i) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”) to the Investors.

(j) Listing Requirements. No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock, other than temporary stop orders that may be imposed by Nasdaq. The Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Pre-Funded Warrant Shares and Nasdaq shall have raised no objection to such notice and the transactions contemplated hereby.

(k) No Injunction. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Entity, shall have been issued, and no action or proceeding shall have been instituted by any Governmental Entity, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Agreements.

6.2 Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to each Investor the Securities to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties of each Investor in Section 4 hereto shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations, warranties, covenants and agreements of the Investor contained in this Agreement as of the Closing Date.

(b) Performance. Each Investor shall have performed or complied with in all material respects all obligations and conditions herein required to be performed or observed by such Investor on or prior to the Closing Date.

(c) Injunction. The purchase of and payment for the Securities by each Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(d) Registration Rights Agreement. Each Investor shall have executed and delivered the Registration Rights Agreement to the Company in the form attached as Exhibit C.

(e) Nasdaq LAS. No objection shall have been raised by Nasdaq to the consummation of the transactions contemplated by this Agreement.

(f) Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Securities being purchased by each Investor at the Closing as set forth in Exhibit A.

7.Termination.

7.1 Termination. The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i)Upon the mutual written consent of the Company and the Investors;

(ii)By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by such Investor; or

(iv)By either the Company or an Investor (with respect to itself only) if the Closing has not occurred on or prior to the fifth Business Day following the date of this Agreement;

provided, however, that, in the case of clauses (ii) and (iii) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in the Transaction Agreements if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

7.2 Notice. In the event of termination by the Company or the Investor of its obligations to effect the Closing pursuant to Section 7.1, written notice thereof shall be given to the other Investors by the Company. Nothing in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the other terms and provisions of the Transaction Agreements or to impair the right of any party to compel specific performance by any other party of its other obligations under the Transaction Agreements.

8. Miscellaneous Provisions.

8.1 Public Statements or Releases. Except as set forth in Section 5.3, neither the Company nor any Investor shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior consent of the other party (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, and subject to compliance with Section 5.3, nothing in this Section 8.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange or securities market, in which case the Company shall allow the Investors reasonable time to comment on such release or announcement in advance of such issuance, and the Company will consider in good faith any Investor comments. The Company shall not include the name of an Investor in any press release or public announcement (which, for the avoidance of doubt, shall not include any filing with the SEC if so required by the applicable rules of the SEC) without the prior written consent of such Investor, except as otherwise required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company shall allow the applicable Investor, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding anything to the contrary in this Section 8.1, Investor review shall not be required for Company disclosures that are substantially consistent with prior Company disclosures.

8.2 Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, provided no rejection or undeliverable notice is received, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

(a) If to the Company, addressed as follows:

ImageneBio, Inc.

12526 High Bluff Drive, Suite 345

San Diego, CA 92130

Attention: Kristin Yarema, Ph.D.

Email: kyarema@imagenebio.com

with a copy (which shall not constitute notice):

Cooley LLP

10265 Science Center Drive

San Diego, California 92121

Attention: Thomas A. Coll; Asa M. Henin

Email: collta@cooley.com; ahenin@cooley.com

(b) If to any Investor, at its address or e-mail address set forth on Exhibit A, or such address or e-mail address as subsequently modified by written notice given in accordance with this Section 8.2.

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

8.3 Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.4 Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply.

(b) The Company and each of the Investors hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of any state court or United States Federal court sitting in the Borough of Manhattan, City of New York in the State of New York;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.2 or at such other address of which the other party shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(vii) irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

8.5 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.6 Expenses. Except as expressly set forth in the Transaction Agreements to the contrary, each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Securities and the consummation of the transactions contemplated thereby; provided, however, that the Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes (other than income taxes) and duties levied in connection with the delivery of any Securities to the Investors. The Company shall pay all Placement Agent fees relating to or arising out of the transactions contemplated by this Agreement.

8.7 Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of an Investor, and (y) the Investors, in the case of the Company, provided that an Investor may, without the prior consent of the Company, assign its rights to purchase the Securities hereunder to any of its Affiliates or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of such Investor (provided each such assignee agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4 ). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.

8.8 Confidential Information.

(a) Each Investor covenants that until such time as the transactions contemplated by this Agreement and any material non-public information provided to such Investor are publicly disclosed by the Company, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Investor’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.

(b) The Company may request from the Investors such reasonable and customary additional information as the Company may deem necessary to evaluate the eligibility of the Investor to acquire the Securities, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by the Investor confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq. The Investors acknowledge that the Company may file a copy of this Agreement and the Registration Rights Agreement with the SEC as exhibit to a current report, periodic report or a registration statement of the Company.

8.9 Reliance by and Exculpation of Placement Agent.

(a) Each Investor agrees for the express benefit of the Placement Agent, its affiliates and its representatives that (i) it is not relying upon, and has not relied upon, any statement, representation or warranty made by the Placement Agent, any of its affiliates or any of its or its representatives, in making its investment or decision to invest in the Company, (ii) the Placement Agent is acting solely as placement agent in connection with the transactions contemplated hereby and is not acting as an underwriter, initial purchaser, dealer or in any other such capacity and is not and shall not be construed as a fiduciary for such Investor, (iii) the Placement Agent, its affiliates and representatives have not made, and will not make any representations or warranties with respect to the Company or the offer and sale of the Securities or any other matter concerning the Company or the transactions contemplated hereby, and the Investor will not rely on any statements made by the Placement Agent, orally or in writing, to the contrary, (iv) the Investor will be responsible for conducting its own due diligence investigation with respect to the Company and the offer and sale of the Securities, (v) the Investor will be purchasing Securities based on the results of its own due diligence investigation of the Company and the Placement Agent and each of its directors, officers, employees, representatives, and controlling persons have made no independent investigation with respect to the Company, the Securities, or the accuracy, completeness, or adequacy of any information supplied to the Investor by the Company, (vi) the Investor has negotiated the offer and sale of the Securities directly with the Company, and the Placement Agent will not be responsible for the ultimate success of any such investment and (vii) the decision to invest in the Company will involve a significant degree of risk, including a risk of total loss of such investment. Each Investor further represents and warrants to the Placement Agent that it, including any fund or funds that it manages or advises that participates in the offer and sale of the Securities, is permitted under its constitutive documents (including, without limitation, all limited partnership agreements, charters, bylaws, limited liability company agreements, all applicable side letters with investors, and similar documents) to make investments of the type contemplated by this Agreement. This Section 8.9 shall survive any termination of this Agreement.

(b) The Company agrees and acknowledges that the Placement Agent may rely on its representations, warranties, agreements and covenants contained in this Agreement and each Investor agrees that the Placement Agent may rely on such Investor’s representations and warranties contained in this Agreement as if such representations and warranties, as applicable, were made directly to the Placement Agent.

(c) Neither the Placement Agent nor any of its Affiliates or representatives (1) shall be liable for any improper payment made in accordance with the information provided by the Company; (2) makes any representation or warranty, or has any responsibilities as to the validity, enforceability, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to the Transaction Agreements or in connection with any of the transactions contemplated therein; or (3) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by the Transaction Agreements or (y) for anything which any of them may do or refrain from doing in connection with the Transaction Agreements, except in each case for such party’s own gross negligence or willful misconduct.

(d) The Company agrees that the Placement Agent, its affiliates and representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (2) be indemnified by the Company for acting as the Placement Agent hereunder pursuant to the indemnification provisions set forth in the applicable letter agreement between the Company and the Placement Agent.

8.10 Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, (i) the Placement Agent is an intended third-party beneficiary of the representations and warranties of the Company and of each Investor set forth in Section 3, Section 4 and Section 6.1(h) and Section 8.9 respectively, of this Agreement and (ii) the Indemnified Persons are intended third-party beneficiaries of Section 5.9.

8.11 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement. The Company acknowledges and each Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor also acknowledges that Cooley LLP has not rendered legal advice to such Investor. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Investors with the same terms and Transaction Agreements for the convenience of the Company and not because it was required or requested to do so by any Investor.

8.12 Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.13 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

8.14 Entire Agreement; Amendments. This Agreement and the other Transaction Agreements (including all schedules and exhibits hereto and thereto) constitute the entire agreement between the parties hereto respecting the subject matter of this Agreement and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter of this Agreement, whether written or oral. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Majority Investors. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion. The Company, on the one hand, and each Investor, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by such Investor or the Company, respectively, with any term or provision of this Agreement or any condition hereto to be performed, complied with or satisfied by such Investor or the Company, respectively. Notwithstanding the foregoing or anything else herein to the contrary, no amendment, modification, alteration, change or waiver of this Section 8.14 shall be valid without the prior written consent of the Placement Agent, which consent may be granted or withheld in the sole discretion of the Placement Agent.

8.15 Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Securities in accordance with their respective terms. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

8.16 Contract Interpretation. This Agreement is the joint product of each Investor and the Company and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

8.17 Arm’s Length Negotiations. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Securities were determined as a result of arm’s-length negotiations.

8.18 Waiver of Conflicts. Each party to this Agreement acknowledges that Cooley LLP (“Cooley”) has acted as counsel solely to the Company with respect to this Agreement and the transactions contemplated hereby (together, the “Financing”), and has negotiated the terms of the Financing solely on behalf of the Company. Cooley may have, in the past, represented and/or may, now or in the future, represent one or more other parties to this Agreement and/or their Affiliates in other matters, including matters that are similar, but not substantially related, to the Financing. The applicable rules of professional conduct require that Cooley inform its clients of these representations and obtain their waivers of the conflicts that may arise from such representations. The Company and each other party to this Agreement hereby (a) acknowledges that such party has been advised about such circumstances and has had an opportunity to ask for additional information, (b) acknowledges that, with respect to the Financing, Cooley has represented solely the Company and no other party, and (c) gives its informed consent to Cooley’s representation of the Company in the Financing and Cooley’s representation of other parties to this Agreement and/or their Affiliates in other matters.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned has executed this Securities Purchase Agreement as of the day and year first above written.

COMPANY:

ImageneBio, Inc.

By:	/s/ Kristin Yarema
Name: Kristin Yarema, Ph.D.
Title: Chief Executive Officer

IN WITESS WHEREOF, the undersigned has executed this Securities Purchase Agreement as of the day and year first above written.

INVESTOR:

COASTLANDS CAPITAL PARTNERS LP

By:	/s/ Mark Shamia
Name: Mark Shamia
Title: CFO

IN WITNESS WHEREOF, the undersigned has executed this Securities Purchase Agreement as of the day and year first above written.

INVESTOR:

TRAILS EDGE BIOTECHNOLOGY MASTER FUND, LP

By:	/s/ Matthew Diaz
Name: Matthew Diaz
Title: CFO, COO, CCO

IN WITNESS WHEREOF, the undersigned has executed this Securities Purchase Agreement as of the day and year first above written.

INVESTOR:

ORBIMED PRIVATE INVESTMENTS VI, LP

By:	OrbiMed Capital GP VI LLC, its General Partner

By:	OrbiMed Advisors LLC, its Managing Member

	By:	/s/ David P. Bonita
Name: David P. Bonita
Title: Member

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IN WITNESS WHEREOF, the undersigned has executed this Securities Purchase Agreement as of the day and year first above written.

INVESTOR:

ORBIMED GENESIS MASTER FUND, L.P.

By:	OrbiMed Genesis GP LLC, its General Partner

By:	OrbiMed Advisors LLC, its Managing Member

	By:	/s/ David P. Bonita
Name: David P. Bonita
Title: Member

IN WITNESS WHEREOF, the undersigned has executed this Securities Purchase Agreement as of the day and year first above written.

INVESTOR:

BIOTECHNOLOGY VALUE FUND, L.P.

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	Chief Executive Officer BVF I GP LLC, itself General Partner of Biotechnology Value Fund, L.P.

IN WITNESS WHEREOF, the undersigned has executed this Securities Purchase Agreement as of the day and year first above written.

INVESTOR:

BIOTECHNOLOGY VALUE FUND II, L.P.

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	Chief Executive Officer BVF II GP LLC, itself General Partner of Biotechnology Value Fund II, L.P.

IN WITNESS WHEREOF, the undersigned has executed this Securities Purchase Agreement as of the day and year first above written.

INVESTOR:

BIOTECHOLOGY VALUE TRADING FUND OS LP

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President BVF Inc., General Partner of BVF Partners L.P., itself sole member of BVF Partners OS Ltd., itself GP of Biotechnology Value Trading Fund OS LP

IN WITNESS WHEREOF, the undersigned has executed this Securities Purchase Agreement as of the day and year first above written.

INVESTOR:

MSI BVF SPV, LLC

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President BVF Inc., General Partner of BVF Partners L.P., itself attorney-in-fact for MSI BVF SPV, LLC

IN WITNESS WHEREOF, the undersigned has executed this Securities Purchase Agreement as of the day and year first above written.

INVESTOR:

FUNICULAR FUNDS, LP

By:	/s/ Jacob Ma-Weaver
Name: Jacob Ma-Weaver
Title: Managing Member of the GP

IN WITNESS WHEREOF, the undersigned has executed this Securities Purchase Agreement as of the day and year first above written.

INVESTOR:

OMEGA FUND VI, L.P.

By:	Omega Fund VI GP, L.P., its General Partner

By:	Omega Fund VI GP Manager, Ltd., its General Partner

	By:	/s/ Otello Stampacchia
Name: Otello Stampacchia
Title: Director

IN WITNESS WHEREOF, the undersigned has executed this Securities Purchase Agreement as of the day and year first above written.

INVESTOR:

STONEPINE CAPITAL, LP

By:	/s/ Jon M. Plexico
Name: Jon M. Plexico
Title: Managing Member of the General Partner

IN WITNESS WHEREOF, the undersigned has executed this Securities Purchase Agreement as of the day and year first above written.

INVESTOR:

HIF SOLITUDE LTD

By:	/s/ Jennifer Carey
Name: Jennifer Carey
Title: Operations Manager, Monashee Investment Management LLC

IN WITNESS WHEREOF, the undersigned has executed this Securities Purchase Agreement as of the day and year first above written.

INVESTOR:

MISSION PURE ALPHA MASTER LP

By:	/s/ Jennifer Carey
Name: Jennifer Carey
Title: Operations Manager, Monashee Investment Management LLC

EXHIBIT A

Investor Name	Pre-Funded Warrants	Aggregate Purchase Price
Coastlands Capital Partners LP	1,923,446	$9,999,995.75
Trails Edge Biotechnology Master Fund, LP	1,346,412	$6,999,995.99
OrbiMed Private Investments VI, LP	336,603	$1,749,999.00
OrbiMed Genesis Master Fund, L.P.	384,689	$1,999,998.12
Biotechnology Value Fund, L.P.	276,086	$1,435,371.11
Biotechnology Value Fund, II L.P.	209,416	$1,088,753.78
Biotechnology Value Trading Fund OS LP	34,835	$181,107.17
MSI BVF SPV, LLC	8,610	$44,763.39
Funicular Funds, LP	480,861	$2,499,996.34
Omega Fund VI, L.P.	480,861	$2,499,996.34
Stonepine Capital, LP	96,172	$499,998.23
HIF Solitude Ltd	84,780	$440,771.22
Mission Pure Alpha Master LP	107,564	$559,225.24

Total	5,770,335	$29,999,971.68

EXHIBIT B

FORM OF PRE-FUNDED WARRANT

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT